EXHIBIT 23.1


                       Consent of Independent Accountants


            We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 2002 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of CyberOptics Corporation, which is incorporated by reference in CyberOptics Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated February 1, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

                                             /s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
February 18, 2003